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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 16, 2001



                        FINANCIAL PERFORMANCE CORPORATION
             (Exact name of registrant as specified in its charter)

            New York                       0-16530                13-3236325
(State or other jurisdiction of       (Commission file number)    (I.R.S. employer
 incorporation or organization)                                   identification no.)


         777 Third Avenue
         New York, NY                                       10017
 (Address of principal executive offices)                 (Zip code)

 Registrant's telephone number, including area code: (212) 446-0200

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Item 2.  Acquisition or Disposition of Assets.


         On January 16, 2001, Financial Performance Corporation (the "Company") concluded the acquisition of 100% of the shares of common stock of Willey Brothers, Inc. ("Willey Brothers"). Pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of January 11, 2001 (the "Stock Purchase Agreement"), by and among James M. Willey, individually and as trustee of the James M. Willey Trust - 1995 ("James Willey"), Thomas P. Willey, individually and as trustee of The Thomas P. Willey Revocable Trust of 1998 ("Thomas Willey;" James Willey and Thomas Willey are collectively referred to as the "Sellers"), and the Company, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein in its entirety, the purchase price for the shares of Willey Brothers (the "Purchase Price"), delivered to the Sellers on January 16, 2001, consisted of the following: $15.5 million in cash; two subordinated convertible promissory notes, each in the principal amount of $3,750,000 (the "Subordinated Notes"); 1,512,500 shares of Common Stock of the Company, restricted in accordance with the terms of the Stock Purchase Agreement; two subordinated convertible promissory notes, each in the principal amount of $1,000,000 (the "Notes"); and, an earn-out opportunity to the Sellers, pursuant to which they have the opportunity to receive aggregate cash payments of up to $600,000 annually for each of the next five years in the event earnings before interest, taxes, depreciation and amortization of Willey Brothers exceeds certain targets as defined in the Stock Purchase Agreement. The Subordinated Notes and the Notes are attached hereto as part of Exhibit 2.1 and incorporated herein in their entirety.

         As part of the acquisition transaction, Willey Brothers entered into a Loan and Security Agreement, dated as of January 11, 2001, with Fleet Capital Corporation ("Fleet") relating to a credit facility of up to $14 million, consisting of an $8 million senior term loan and a $6 million working capital facility (the "Loan and Security Agreement"). In satisfaction of a condition precedent to Fleet making such loans available, the Company executed in favor of Fleet a Secured Guaranty Agreement, dated as of January 11, 2001 (the "Guaranty Agreement"). Pursuant to the Guaranty Agreement, the Company pledged to Fleet its 100% interest in the capital stock of Willey Brothers and agreed to guaranty the obligations of Willey Brothers thereunder. A portion of the funds received from the credit facility was used to pay, in part, the Purchase Price. Copies of each of the Loan and Security Agreement and Guaranty Agreement are attached hereto as Exhibit 10.1 and incorporated herein by reference in their entirety. In addition, a portion of the aggregate $4,125,00 received by the Company from its issuance in January 2001 of 1,650,00 shares of Class A Convertible Preferred Stock (the "Preferred Stock") was also used to pay, in part, the Purchase Price. A copy of the Certificate of Designations of the Preferred Stock is attached hereto as Exhibit 4.1 and incorporated herein by reference in its entirety. The Preferred Stock is non-voting and convertible into shares of Common Stock of the Company at the next meeting of shareholders of Company. The Company is a party to an Agreement, dated as of January 11, 2001 (the "Agreement"), pursuant to which the Company has agreed to submit to its shareholders, as soon as practicable, a proxy statement, including, among other matters, a proposal seeking shareholder approval of conversion of the Preferred Stock into Common Stock of the Company and the conversion rights of the Sellers to


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convert the Subordinated Notes into Common Stock of the Company in accordance withtheir terms. A copy of the Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference in its entirety.

         As of the closing of the Willey Brothers acquisition transaction, the Company disposed of all of the shares of capital stock of Michaelson Kelbick Partners Inc. ("MKP") owned by the Company (the "MKP Shares") to MKP, in consideration of the payment of $2,000,000 in cash, forgiveness of $750,000 owed by the Company to MKP, and receipt of consulting fees for 2001 that the Company would have been otherwise entitled to from MKP (the "Consulting Fees"). A portion of the proceeds received by the Company from the disposition of the MKP Shares was used, in part, to pay the Purchase Price. The Company has agreed to use its best efforts to assign the lease for the premises occupied by MKP at 335 Madison Avenue, New York, New York to MKP within 30 days of the closing of the Willey Brothers transaction. The Company and MKP have agreed that other than MKP's obligation to pay to the Company the Consulting Fees, each of MKP and the Company shall have no obligations to the other under the Restated and Amended Shareholders Agreement of MKP, dated as of October 1, 1998, as amended.

         The foregoing descriptions are summaries of provisions more fully set forth in each of the Exhibits incorporated by reference herein and are qualified in their entirety by reference to the complete copies of the documents attached as exhibits to this Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         2.1 Stock Purchase Agreement Stock Purchase Agreement, dated as of January 11, 2001, by and among James M. Willey, individually and as trustee of the James M. Willey Trust - 1995, Thomas P. Willey, individually and as trustee of The Thomas P. Willey Revocable Trust of 1998 (collectively, the "Sellers"), and the Company, including the form of each of the $3,750,000 Subordinated Convertible Promissory Notes and $1,000,000 Subordinated Convertible Promissory Notes payable by the Company to the Sellers.

         4.1 Certificate of Designations of Class A Convertible Preferred Stock of the Company.

         10.1 Loan and Security Agreement, dated as of January 11, 2001, between Fleet Capital Corporation and Willey Brothers, Inc., and Secured Guaranty Agreement, dated as of January 11, 2001, executed by the Company in favor of Fleet Capital Corporation.

         10.2 Agreement, dated as of January 11, 2001, among the Company, Thomas P. Willey, as trustee of The Thomas P. Willey Revocable Trust of 1998, James M.


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                  Willey, as trustee of the James M. Willey Trust - 1995,
                  Jeffrey S. Silverman, William Lilley III, Ronald Nash, Robert Trump, Laurence J. DeFranco.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Financial Performance Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 30, 2001                       FINANCIAL PERFORMANCE CORPORATION


                          By: /s/ Jeffrey S. Silverman
                              ------------------------------
                          Name:   Jeffrey S. Silverman
                          Title:   Chairman and Chief
                                   Executive Officer



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